Exhibit 10.7

LightJump Acquisition Corporation

2735 Sand Hill Road, Suite 110

Menlo Park, California 94025

___________, ____

LightJump One Founders, LLC

14755 Preston Road, Suite 520

Dallas, TX 75254

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of LightJump Acquisition Corporation’s (the “Company”) securities and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), LightJump One Founders, LLC shall make available to the Company certain office space, utilities and secretarial support as may be required by the Company from time to time, situated at 2735 Sand Hill Road, Suite 110, Menlo Park, California 94025 (or any successor location). In exchange therefore, the Company shall pay LightJump One Founders, LLC the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. LightJump One Founders, LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

LIGHTJUMP ACQUISITION CORPORATION

By:
	Name:	Robert Bennett
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

LIGHTJUMP ONE FOUNDERS, LLC

By:
Name:
Title: